Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Paul B. Susie
Chief Financial Officer &
Executive Vice President
Email: psusie@severnbank.com
Phone: 410.260.2000

Severn Bancorp, Inc. Announces Year End Earnings

Annapolis, MD (January 29, 2019) – Severn Bancorp, Inc., (Nasdaq: SVBI) parent company of Severn Bank, today announced net income of $2.6 million for the three months ending December 31, 2018 versus a net loss of $349 thousand for the same quarter in 2017. On a diluted per share basis, earnings were $0.20 versus $(0.03) for the quarters ended December 31, 2018 and 2017, respectively. Net income for the year ended December 31, 2018 was $8.6 million, a 204% increase over net income of $2.8 million for the year ended December 31, 2017. For the years ended December 31, 2018 and 2017, diluted earnings per share were $0.67 and $0.21, respectively.

“Earnings for the quarter showed significant year over year improvement,” stated Alan J. Hyatt, President and Chief Executive Officer.  Mr. Hyatt continued, “We are seeing results from planning and activities we have put in place to grow the company and build new relationships. We are working on many exciting projects for 2019 in order to continue the positive trend.  Every action we are taking is dedicated to making Severn Bank the best it can be and increasing shareholder value. ”

Net interest income increased 17% during the fourth quarter of 2018. Net interest income was $7.8 million during the fourth quarter of 2018 versus $6.7 million during the fourth quarter of 2017. For the years ended December 31, 2018 and 2017, net interest income was $29.1 million and $24.6 million, respectively.

Noninterest income increased 61% during the quarter ended December 31, 2018. Noninterest income was $2.4 million for the three months ended December 31, 2018, up from $1.5 million as of December 31, 2017. For the year ended December 31, 2018, noninterest income was $8.8 million. This represents a 68% increase over the $5.2 million reported for the fourth quarter of 2017. Growth in mortgage banking revenue, title services, and deposit fees contributed to the increase.

Noninterest expenses were $6.9 million for the three months ended December 31, 2018 versus $5.6 million for the same period in 2017. For the year ended December 31, 2018, noninterest expenses were $26.6 million, which is an increase of 17% over the same period in 2017. The increase is primarily due to higher commissions paid to mortgage loan officers as a result of increased production.

About Severn Bank: Founded in 1946, Severn is a full-service community bank offering a wide array of personal and commercial banking products as well as residential and commercial mortgage lending. It has assets of $974 million and six branches located in Annapolis, Edgewater, Severna Park, Lothian/Wayson’s Corner and Glen Burnie, Maryland. The bank specializes in exceptional customer service and holds itself and its employees to a high standard of community contribution. Severn is on the Web at www.severnbank.com.

# # #

Forward Looking Statements

In addition to the historical information contained herein, this press release contains forward-looking statements that involve risks and uncertainties that may be affected by various factors that may cause actual results to differ materially from those in the forward-looking statements. The forward-looking statements contained herein include, but are not limited to, those with respect to management’s determination of the amount of loan loss reserve and statements about the economy. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “could,” “should,” “guidance,” “potential,” “continue,” “project,” “forecast,” “confident,” and similar expressions are typically used to identify forward-looking statements. Severn’s operations and actual results could differ significantly from those discussed in the forward-looking statements. Some of the factors that could cause or contribute to such differences include, but are not limited to, changes in the economy and interest rates both in the nation and in Severn’s general market area, federal and state regulation, competition and other factors detailed from time to time in Severn’s filings with the Securities and Exchange Commission (the “SEC”), including “Item 1A. Risk Factors” contained in Severn’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Severn Bancorp, Inc.
Consolidated Income Statement
(dollars in thousands, except per share data)
(Unaudited)

Quarterly income statement results:	Three Months Ended December 31, 2018
	2018	2017	$ Change	% Change

Interest Income

Interest on loans	$9,146	$8,026	$1,120	13.95%
Interest on securities	276	305	(29)	-9.51%
Other interest income	800	199	601	302.01%

Total interest income	10,222	8,530	1,692	19.84%

Interest Expense

Interest on deposits	1,750	1,113	637	57.23%
Interest on long term borrowings	671	749	(78)	-10.41%

Total interest expense	2,421	1,862	559	30.02%
	.	.	.
Net interest income	7,801	6,668	1,133	16.99%

Provision for (reversal of) loan losses	0	0	-	0.00%

Net interest income after provision for (reversal of) loan losses	7,801	6,668	1,133	16.99%

Noninterest Income

Mortgage-banking revenue	591	357	234	65.55%
Real Estate Commissions	554	400	154	38.50%
Real Estate Management Income	147	162	(15)	-9.26%
Other noninterest income	1,083	558	525	94.09%

Net noninterest income	2,375	1,477	898	60.80%

Net interest income plus noninterest income after provision for (reversal of) loan losses	10,176	8,145	2,031	24.94%

Noninterest expenses

Compensation and related expenses	4,460	4,016	444	11.06%
Net Occupancy & Depreciation	404	344	60	17.44%
Net Costs of Foreclosed Real Estate	62	(33)	95	287.88%
Other	1,925	1,295	630	48.65%

Total noninterest expenses	6,851	5,622	1,229	21.86%

Income before income tax provision	3,325	2,523	802	31.79%

Income tax provision	724	2,872	(2,148)	-74.79%

Net income	$2,601	$(349)	$2,950	845.27%
Net income available to common shareholders	$2,601	$(419)	$3,020	720.76%

Severn Bancorp, Inc.
Consolidated Income Statement
(dollars in thousands, except per share data)
(Unaudited)

Year-to-Date income statement results:	Year Ended December 31, 2018
	2018	2017	$ Change	% Change

Interest Income

Interest on loans	$34,877	$30,294	$4,583	15.13%
Interest on securities	1,196	1,233	(37)	-3.00%
Other interest income	1,587	697	890	127.69%

Total interest income	37,660	32,224	5,436	16.87%

Interest Expense

Interest on deposits	5,688	4,037	1,651	40.90%
Interest on long term borrowings	2,915	3,593	(678)	-18.87%

Total interest expense	8,603	7,630	973	12.75%
	.	.	.
Net interest income	29,057	24,594	4,463	18.15%

Provision for (reversal of) loan losses	(300)	(650)	350	-53.85%

Net interest income after provision for (reversal of) loan losses	29,357	25,244	4,113	16.29%

Noninterest Income

Mortgage-banking revenue	2,561	1,507	1,054	69.94%
Real Estate Commissions	1,707	1,358	349	25.70%
Real Estate Management Income	674	675	(1)	-0.15%
Other noninterest income	3,838	1,698	2,140	126.03%

Net noninterest income	8,780	5,238	3,542	67.62%

Net interest income plus noninterest income after provision for (reversal of) loan losses	38,137	30,482	7,655	25.11%

Noninterest expenses

Compensation and related expenses	17,819	14,734	3,085	20.94%
Net Occupancy & Depreciation	1,555	1,358	197	14.51%
Net Costs of Foreclosed Real Estate	83	132	(49)	-37.12%
Other	7,134	6,418	716	11.16%

Total noninterest expenses	26,591	22,642	3,949	17.44%

Income before income tax provision	11,546	7,840	3,706	47.27%

Income tax provision	2,977	5,022	(2,045)	-40.72%

Net income	$8,569	$2,818	$5,751	204.08%
Net income available to common shareholders	$8,499	$2,538	$5,961	234.87%

Severn Bancorp, Inc.
Consolidated Balance Sheet
(dollars in thousands, except per share data)
(Unaudited)

	December 31, 2018	December 31, 2017	$ Change	% Change
Balance Sheet Data:

ASSETS
Cash	$2,880	$2,382	$498	20.91%
Federal funds and interest bearing deposits in other banks	185,460	19,471	165,989	852.49%
Certificates of deposit held as investment	8,780	8,780	0	0.00%
Investment securities available for sale, at fair value	11,978	10,119	1,859	18.37%
Investment securities held to maturity	38,912	54,303	(15,391)	-28.34%
Loans held for sale, at fair value	10,561	4,530	6,031	133.13%
Loans receivable	681,474	668,151	13,323	1.99%
Allowance for loan losses	(8,044)	(8,055)	11	-0.14%
Accrued interest receivable	2,848	2,640	208	7.88%
Foreclosed real estate, net	1,537	403	1,134	281.39%
Premises and equipment, net	22,745	23,139	(394)	-1.70%
Restricted stock investments	3,766	4,489	(723)	-16.11%
Bank owned life insurance	5,225	5,064	161	3.18%
Deferred income taxes, net	2,363	5,302	(2,939)	-55.43%
Prepaid expenses and other assets	3,748	4,069	(321)	-7.89%

	$974,233	$804,787	$169,446	21.05%

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits	$779,506	$602,228	$177,278	29.44%
Borrowings	73,500	88,500	(15,000)	-16.95%
Subordinated debentures	20,619	20,619	-	0.00%
Accounts payable and accrued expenses	2,155	2,340	(185)	-7.91%

Total Liabilities	875,780	713,687	162,093	22.71%

Preferred stock	-	4	(4)	-100.00%
Common stock	128	122	6	4.92%
Additional paid-in capital	65,538	65,137	401	0.62%
Retained earnings	32,860	25,872	6,988	27.01%
Accumulated comprehensive income (loss)	(73)	(35)	(38)	108.57%

Total Stockholders' Equity	98,453	91,100	7,353	8.07%

	$974,233	$804,787	$169,446	21.05%

Severn Bancorp, Inc.
Selected Financial Data
(dollars in thousands, except per share data)
(Unaudited)

	Year Ended December 31, 2018		Three Months Ended December 31, 2018
	2018	2017	2018	2017
Per Share Data:				.
Basic earnings per share	$0.68	$0.21	$0.21	$(0.03)
Diluted earnings per share	$0.67	$0.21	$0.20	$(0.03)
Average basic shares outstanding	12,585,961	12,160,983	12,719,772	12,425,245
Average diluted shares outstanding	12,697,620	12,277,736	12,835,186	12,425,245

Performance Ratios:
Return on average assets	1.03%	0.36%	1.20%	-0.17%
Return on average equity	9.48%	3.21%	10.70%	-1.59%
Net interest margin	3.66%	3.32%	3.75%	3.53%
Efficiency ratio*	70.06%	75.45%	66.72%	69.42%

	December 31, 2018	December 31, 2017
Asset Quality Data:
Non-accrual loans	$4,657	$5,710
Foreclosed real estate	1,537	403
Total non-performing assets	6,194	6,113
Total non-accrual loans to total loans	0.7%	0.9%
Total non-accrual loans to total assets	0.5%	0.7%
Allowance for loan losses	8,044	8,055
Allowance for loan losses to total loans	1.2%	1.2%
Allowance for loan losses to total
non-accrual loans	172.7%	141.1%
Total non-performing assets to total assets	0.6%	0.8%
Non-accrual troubled debt restructurings (included above)	446	820
Performing troubled debt restructurings	10,698	13,714
Loan to deposit ratio	87.4%	110.9%

*	This non-GAAP financial measure is calculated as noninterest expenses less OREO expenses divided by net interest income plus noninterest income